                                                                    Exhibit 99.1







MEDIA CONTACT:  CHRISTINE A. THOMPSON     ANALYST CONTACT:  VERNON L. PATTERSON
                216.689.7811                                216.689.0520

KEY MEDIA                                 INVESTOR RELATIONS
NEWSROOM:  www.Key.com/newsroom           INFORMATION:      www.Key.com/ir

FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
                   -------------------------------------------

-        STRATEGIC PLANS IMPACT SECOND QUARTER RESULTS
-        NET INTEREST MARGIN IMPROVES 14 BASIS POINTS
-        EXPENSE DISCIPLINE CONTINUES

         CLEVELAND, July 17, 2001 - KeyCorp (NYSE: KEY) today announced second quarter core net income of $28 million, or $0.07 per diluted common share, compared with net income of $217 million, or $0.51 per share, for the first quarter of 2001. On a reported basis, Key's second quarter results amounted to a net loss of $160 million, or $0.38 per share.

         As shown in the following table, the difference between reported and core results is attributable to several significant nonrecurring charges, most associated with the implementation of strategic plans announced in May by Henry
L. Meyer III, KeyCorp's new chairman and chief executive officer.

SECOND QUARTER 2001 RESULTS

                                                                   PRE-TAX       AFTER-TAX            EPS
dollars in millions, except per share data                          AMOUNT          AMOUNT         IMPACT*
----------------------------------------------------------------------------------------------------------
Second quarter results as reported                                  $ (172)         $ (160)        $ (.38)
Significant nonrecurring charges:
    Goodwill write-down (auto finance business)                        150             150            .35
    Accounting change (retained interests)                              39              24            .06
    Additional litigation reserves and other charges                    22              14            .03
                                                             --------------  --------------  -------------
CORE EARNINGS                                                         $ 39            $ 28           $.07
                                                             ==============  ==============  =============

----------------------------------------------------------------------------------------------------------

*Earnings per share components may not foot due to rounding.

         Key's second quarter results also reflect two large core charges associated with the new strategic plans. These charges include an additional provision for loan losses of $300 million ($189 million after tax) and a $40 million ($25 million after tax) charge recorded for losses incurred on the residual values of leased vehicles.

KeyCorp Reports Second Quarter 2001 Results
July 17, 2001
Page 2

         "Second quarter results reflect the implementation of strategies announced upon my May election as chairman of the Board of Directors," said Meyer. "The actions are designed to sharpen our strategic focus and strengthen our financial performance. Important elements include exiting the auto leasing business, reducing our indirect auto lending activities and eliminating commercial non-relationship credit-only transactions. These efforts will help us build on progress already made in streamlining the company.

         "Core earnings, in fact, include several positive performance trends. Relative to the first quarter, these include a $25 million increase in Key's net interest income, which benefited from a 14 basis point improvement in the net interest margin and continued strong demand for home equity loans. At the same time, noninterest income from investment banking and capital markets activities rose by $7 million, despite ongoing weakness in the economy. I'm especially pleased that core noninterest expense fell by $12 million. The main reason for this reduction is the continuing benefits of PEG, our competitiveness initiative."

SUMMARY OF CONSOLIDATED RESULTS

         The following table summarizes the results of each of Key's major lines of business in the second and first quarters of 2001 and the second quarter of 2000.

RESULTS BY LINE OF BUSINESS(a)

                                                                                                       PERCENT CHANGE 2Q01 VS.
                                                                                                      ------------------------
dollars in millions                                            2Q01        1Q01          2Q00            1Q01            2Q00
------------------------------------------------------------------------------------------------------------------------------
Key Consumer Banking:
     Retail Banking                                             $71         $73           $66            (2.7)%           7.6 %
     Home Equity and Consumer Finance(b)                         18          20            20           (10.0)          (10.0)
Key Corporate Finance                                           130         111           116            17.1            12.1
Key Capital Partners(c)                                           4           2            28           100.0           (85.7)
Treasury                                                          7          20             8           (65.0)          (12.5)
                                                         -----------   ---------    ----------   -------------      ----------
     Total segments                                             230         226           238             1.8            (3.4)
Reconciling items(d)                                           (390)         (9)           10             N/M             N/M
                                                         -----------   ---------    ----------   -------------      ----------
     Total net income (loss)                                  $(160)       $217          $248             N/M             N/M
                                                         ===========   =========    ==========

------------------------------------------------------------------------------------------------------------------------------


(a) Key's management accounting system utilizes a methodology for loan loss provisioning by line of business that reflects credit quality expectations within each line of business over a normal business cycle. The "normalized provision for loan losses" assigned to each line as a result of this methodology does not necessarily coincide with net loan charge-offs at any given point in the cycle.

(b) Second quarter 2001 results exclude a one-time cumulative charge of $39 million ($24 million after tax) resulting from a prescribed change, applicable to all companies, in the accounting for retained interests in securitized assets (See note (d) below).

(c) Noninterest income and expense attributable to Key Capital Partners is assigned to Retail Banking, Home Equity and Consumer Finance or Key Corporate Finance if one of those businesses is principally responsible for maintaining the relationship with the client that used Key Capital Partners' products and services. Key Capital Partners had net income of $16 million in the second quarter of 2001, $15 million in the first quarter of 2001 and $39 million in the second quarter of 2000 before its income and expense were reassigned.

(d) Reconciling items include certain strategic and nonrecurring items such as the second quarter 2001 additional provision for loan losses recorded in connection with Key's decision to eliminate non-relationship credit-only transactions and the write-down of goodwill associated with Key's decision to downsize its auto finance business. Also included are charges related to unallocated nonearning assets of corporate support functions and the effect of the accounting change described in note (b) above.

N/M = Not Meaningful

KeyCorp Reports Second Quarter 2001 Results
July 17, 2001
Page 3

         Net interest income for the second quarter of 2001 totaled $713 million, representing a $25 million increase from the previous quarter. This improvement resulted from a higher net interest margin. The increase in the net interest margin was largely attributable to improved loan and deposit spreads, and balance sheet management activities.

         Excluding the $40 million charge associated with the decline in leased vehicle residual values, Key's noninterest income was $438 million for the second quarter of 2001, compared with $455 million for the first three months of the year. An $18 million decrease in net gains from sales of securities was the primary reason for the quarter-to-quarter decline. Noninterest income benefited from increases in income from service charges on deposit accounts and investment banking activities, and a reduction in net losses from equity capital investments. However, these positive results were reduced by the effects of continued weakness in the economy on Key's market-sensitive revenues.

         Key's core noninterest expense totaled $686 million for the second quarter of 2001, down from $698 million for the prior quarter. The reduction was attributable to a $19 million decrease in personnel expense, achieved despite the fact that annual merit increases are effective on April 1 for the vast majority of Key's salaried employees. Benefits of Key's competitiveness initiative known as PEG (Perform, Excel, Grow) became increasingly evident in second quarter noninterest expense totals.

ASSET QUALITY

         Key's provision for loan losses was $401 million for the second quarter of 2001, compared with $110 million for the first quarter. Included in the second quarter amount is an additional provision recorded in connection with Key's decision to eliminate non-relationship lending in the leveraged financing and nationally syndicated lending businesses. The added provision will be used to exit and resolve approximately $2.7 billion in related commitments that were moved to a separate loan run-off portfolio. Approximately $2.4 billion of these commitments were remaining as of June 30. As charge-offs or write-downs on the run-off portfolio occur over time, the related allowance will not be replenished.

         The following table summarizes certain asset quality data, segregated between Key's continuing and run-off loan portfolios.


SELECTED ASSET QUALITY DATA

                                                        JUNE 30, 2001                                    SECOND QUARTER 2001
                              -------------------------------------------------------------------    -----------------------------
                                                         Allowance for Loan Losses                           Net Loan Charge-offs
                                       Loans   ------------------------------------    Nonperforming -----------------------------
dollars in millions              Outstanding          Amount       % of Loans              Loans            Amount     % of Loans
----------------------------------------------------------------------------------------------------------------------------------
Continuing loan portfolio            $65,270          $1,002             1.54 %             $555              $100            .61 %
Loan run-off portfolio                 1,423             229              N/M                242                71            N/M
                              ---------------  --------------                      --------------    --------------
Total loan portfolio                 $66,693          $1,231             1.85 %             $797              $171           1.02 %
                              ===============  ==============                      ==============    ==============

----------------------------------------------------------------------------------------------------------------------------------



N/M= Not Meaningful

         Net loan charge-offs rose by $62 million from the prior quarter as a result of aggressive efforts to resolve credits within the run-off portfolio. At the same time, nonperforming loans increased by $84 million, reflecting the impact of continued economic weakness, particularly in the middle market, healthcare and structured finance portfolios.

KeyCorp Reports Second Quarter 2001 Results
July 17, 2001
Page 4


CAPITAL

         Key's capital ratios continued to exceed all "well-capitalized" benchmarks at June 30, 2001. During the first half of the year, Key has not repurchased any of its common shares under an authorization that allows for the repurchase of up to 25 million shares. There were 18.8 million shares remaining for repurchase under this authorization as of June 30, 2001.

LINE OF BUSINESS RESULTS

KEY CONSUMER BANKING
Retail Banking (a division of Key Consumer Banking)
---------------------------------------------------

         Net income for Retail Banking was $71 million for the second quarter of 2001, slightly lower than the $73 million earned in the previous quarter. The decline from quarter to quarter was primarily attributable to an increase in noninterest expense; total revenue was essentially unchanged.

         Net interest income improved by $4 million from the first quarter of 2001. This was largely the result of lower interest rates paid for deposits, which more than offset the effects of declines in both average loans and deposits outstanding. Noninterest income declined by $5 million from the prior quarter, principally due to a first quarter gain on the sale of our equity interest in the TransAlliance ATM network. At the same time, noninterest expense increased by $2 million, reflecting higher costs associated with computer processing and various indirect charges, including those related to collections.

Home Equity and Consumer Finance (a division of Key Consumer Banking)
---------------------------------------------------------------------

         Excluding the one-time charge pertaining to a prescribed change in the accounting for retained interests in securitized assets, Home Equity and Consumer Finance had net income of $18 million for the second quarter, representing a $2 million decrease from the first quarter of 2001. Total revenue declined slightly from the prior quarter, as growth in net interest income was more than offset by a decrease in noninterest income. The decline in noninterest income was driven by losses associated with capital markets and securitization activities. Also contributing to the decline in second quarter results was a $3 million increase in noninterest expense, including higher costs associated with marketing and collections.

KEY CORPORATE FINANCE

         Net income for Key Corporate Finance was $130 million for the second quarter of 2001, up from $111 million in the previous quarter. The improvement was driven by revenue growth, but also reflected a reduction in noninterest expense.

         Net interest income rose by $12 million, or an annualized 14 percent, from the prior quarter because of improved interest rate spreads and slight increases in both loans and deposits. At the same time, noninterest income rose by $16 million due to higher income from capital markets activities, service charges on deposit accounts and loan sale gains. The $3 million decline in noninterest expense was primarily a result of lower costs associated with personnel.

KeyCorp Reports Second Quarter 2001 Results
July 17, 2001
Page 5


KEY CAPITAL PARTNERS

         Net income for Key Capital Partners was $4 million in the second quarter of 2001, up from $2 million in the first quarter of this year. Prior to assigning revenue and expense to other business lines whose clients utilize products and services offered by Key Capital Partners, net income was $16 million in the second quarter of 2001, compared with $15 million last quarter.

         Total revenue for Key Capital Partners increased by $1 million from the prior quarter. Behind this small improvement are offsetting developments, such as higher revenue from investment banking services and declines in revenue derived from brokerage services, derivatives and foreign exchange activities. The reduction in income from brokerage services reflects the continuing effect of a slower economy and related weakness in the securities markets. Revenue generated by both derivatives and foreign exchange activities returned to more normalized levels, following an exceptionally strong performance in the first quarter of 2001. Noninterest expense decreased by $2 million from the first quarter, largely due to lower personnel costs.

         Cleveland-based KeyCorp is one of the nation's largest multiline financial services companies, with assets of approximately $86 billion. Key companies provide investment management, retail and commercial banking, retirement, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through KeyCenters and offices; a network of approximately 2,400 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com(R) that provides account access and financial products 24 hours a day.

NOTES TO EDITORS:
A live Internet broadcast of KeyCorp's conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts' questions can be accessed through the Investor Relations section at www.key.com/ir at 11:00 a.m. ET, on Tuesday, July 17, 2001. A tape of the call will be available until Tuesday, July 24.

For up-to-date company information, media contacts and facts and figures about Key's lines of business visit our Media Newsroom at www.key.com/newsroom.

--------------------------------------------------------------------------------
This news release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued softening in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; changes in law imposing new legal obligations or restrictions or unfavorable resolution of litigation; and changes in accounting, tax or regulatory practices or requirements.
--------------------------------------------------------------------------------

                                       ###

KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
JULY 17, 2001
PAGE 6

                                                            FINANCIAL HIGHLIGHTS
                                               (dollars in millions, except per share amounts)

                                                                                           THREE MONTHS ENDED
                                                                           ----------------------------------------------------
                                                                             6-30-01             3-31-01             6-30-00
                                                                           -------------       -------------       ------------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                                     $ 719               $ 695              $ 680
     Noninterest income                                                             398                 455                475
                                                                           -------------       -------------       ------------
        Total revenue (taxable equivalent)                                        1,117               1,150              1,155
     Provision for loan losses                                                      401                 110                 68
     Noninterest expense                                                            858                 698                698
     Net income (loss)                                                             (160)                217                248
     Net income - core                                                               28                 217                249

PER COMMON SHARE
     Net income (loss)                                                           $ (.38)              $ .51              $ .57
     Net income - core                                                              .07                 .51                .57
     Net income (loss) - assuming dilution                                         (.38)                .51                .57
     Net income - assuming dilution - core                                          .07                 .51                .57
     Cash dividends                                                                .295                .295                .28
     Book value at period end                                                     15.02               15.79              15.09
     Market price at period end                                                   26.05               25.80              17.63

AT PERIOD END
     Full-time equivalent employees                                              21,742              21,882             23,005
     Branches                                                                       926                 922                938

PERFORMANCE RATIOS
     Return on average total assets                                                (.75)%              1.02 %             1.20 %
     Return on average total assets - core                                          .13                1.02               1.20
     Return on average equity                                                     (9.67)              13.28              15.40
     Return on average equity - core                                               1.69               13.28              15.46
     Net interest margin (taxable equivalent)                                      3.77                3.63               3.68

CAPITAL RATIOS AT PERIOD END
     Equity to assets                                                              7.53 %              7.75 %             7.68 %
     Tangible equity to tangible assets                                            6.25                6.29               6.12
     Tier 1 risk-adjusted capital (a)                                              7.84                7.99               7.88
     Total risk-adjusted capital (a)                                              12.00               12.32              11.74
     Leverage (a)                                                                  7.68                7.79               7.90

ASSET QUALITY
     Net loan charge-offs                                                          $171                $109                $68
     Net loan charge-offs to average loans                                         1.02 %               .66 %              .42 %
     Allowance for loan losses                                                   $1,231              $1,001               $979
     Allowance for loan losses to period-end loans                                 1.85 %              1.49 %             1.49 %
     Allowance for loan losses to nonperforming loans                            154.45              140.39             179.63
     Nonperforming loans at period end                                             $797                $713               $545
     Nonperforming assets at period end                                             823                 740                577
     Nonperforming loans to period-end loans                                       1.20 %              1.06 %              .83 %
     Nonperforming assets to period-end loans plus
        OREO and other nonperforming assets                                        1.23                1.10                .88

 (a) 6-30-01 ratio is estimated.


KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
JULY 17, 2001
PAGE 7

                                                   FINANCIAL HIGHLIGHTS
                                     (dollars in millions, except per share amounts)

                                                                                                SIX MONTHS ENDED
                                                                                   ---------------------------------
                                                                                     6-30-01             6-30-00
                                                                                   -------------       -------------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                                            $1,414              $1,358
     Noninterest income                                                                     853               1,281
                                                                                   -------------       -------------
        Total revenue (taxable equivalent)                                                2,267               2,639
     Provision for loan losses                                                              511                 251
     Noninterest expense                                                                  1,556               1,425
     Net income                                                                              57                 615
     Net income - core                                                                      245                 492

PER COMMON SHARE
     Net income                                                                             .14                1.40
     Net income - core                                                                      .58                1.12
     Net income - assuming dilution                                                         .13                1.40
     Net income - assuming dilution - core                                                  .57                1.12
     Cash dividends                                                                         .59                 .56

PERFORMANCE RATIOS
     Return on average total assets                                                         .13 %              1.48 %
     Return on average total assets - core                                                  .57                1.19
     Return on average equity                                                              1.73               19.04
     Return on average equity - core                                                       7.45               15.24
     Net interest margin (taxable equivalent)                                              3.70                3.68

ASSET QUALITY
     Net loan charge-offs                                                                  $280                $202
     Net loan charge-offs to average loans                                                  .84 %               .63 %




KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
JULY 17, 2001
PAGE 8

                                                            LINE OF BUSINESS RESULTS
                                                              (dollars in millions)

KEY CONSUMER BANKING
Retail Banking (a division of Key Consumer Banking)
                                                                                                          PERCENT CHANGE 2Q01 VS.
                                                                                                          -----------------------
                                                                          2Q01        1Q01        2Q00        1Q01       2Q00
                                                                        -------     -------     -------     -------    -------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                           $   232     $   228     $   232       1.8 %       -- %
     Noninterest income                                                      93          98          93        (5.1)      --
     Revenue sharing                                                         13          13          19        --        (31.6)
                                                                        -------     -------     -------     -------    -------
     Total revenue                                                          338         339         344         (.3)      (1.7)
     Provision for loan losses (a)                                           12          12          13        --         (7.7)
     Noninterest expense                                                    200         197         207         1.5       (3.4)
     Expense sharing                                                          9          10          16       (10.0)     (43.8)
                                                                        -------     -------     -------     -------    -------
     Income (loss) before income taxes (taxable equivalent)                 117         120         108        (2.5)       8.3
     Allocated income taxes and taxable equivalent adjustments               46          47          42        (2.1)       9.5
                                                                        -------     -------     -------     -------    -------
     Net income (loss)                                                  $    71     $    73     $    66        (2.7)       7.6
                                                                        =======     =======     =======

     Percent of consolidated net income                                     N/M          34 %        27 %

     Net loan charge-offs (a)                                           $    16     $    13     $     9        23.1 %     77.8 %

AVERAGE BALANCES
     Loans                                                              $ 7,766     $ 7,818     $ 7,773         (.7)%      (.1)%
     Total assets                                                         9,125       9,186       9,241         (.7)      (1.3)
     Deposits                                                            32,000      32,572      31,500        (1.8)       1.6

OTHER FINANCIAL DATA
     Efficiency ratio                                                     50.18 %     49.38 %     53.43 %



Home Equity and Consumer Finance (a division of Key Consumer Banking)
                                                                                                          PERCENT CHANGE 2Q01 VS.
                                                                                                          -----------------------
                                                                          2Q01        1Q01        2Q00        1Q01       2Q00
                                                                        -------     -------     -------     -------    -------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                           $   148     $   142     $   126       4.2 %     17.5 %
     Noninterest income                                                      (2)          5          19         N/M        N/M
     Revenue sharing                                                          1           1           1        --         --
                                                                        -------     -------     -------     -------    -------
     Total revenue                                                          147         148         146         (.7)        .7
     Provision for loan losses (a)                                           33          33          32        --          3.1
     Noninterest expense                                                     83          80          79         3.8        5.1
     Expense sharing                                                       --          --          --          --         --
                                                                        -------     -------     -------     -------    -------
     Income (loss) before income taxes (taxable equivalent) and
        accounting change                                                    31          35          35       (11.4)     (11.4)
     Allocated income taxes and taxable equivalent adjustments               13          15          15       (13.3)     (13.3)
                                                                        -------     -------     -------     -------    -------
     Income (loss) before accounting change                                  18          20          20       (10.0)     (10.0)
     Cumulative effect of accounting change                                 (24)       --          --           N/M        N/M
                                                                        -------     -------     -------     -------    -------
     Net income (loss)                                                  $    (6)    $    20     $    20         N/M        N/M
                                                                        =======     =======     =======

     Percent of consolidated net income                                     N/M           9 %        8 %

     Net loan charge-offs (a)                                           $    56     $    46     $    21        21.7 %    166.7 %

AVERAGE BALANCES
     Loans                                                              $15,775     $15,868     $14,911         (.6)%      5.8 %
     Total assets                                                        16,815      16,960      16,051         (.9)       4.8
     Deposits                                                               135         144         122        (6.3)      10.7

KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
JULY 17, 2001
PAGE 9

                                                         LINE OF BUSINESS RESULTS (CONTINUED)
                                                                (dollars in millions)

KEY CORPORATE FINANCE
                                                                                                           PERCENT CHANGE 2Q01 VS.
                                                                                                           -----------------------
                                                                      2Q01         1Q01         2Q00         1Q01          2Q00
                                                                    --------     --------     --------     --------      --------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                       $    352     $    340     $    330        3.5 %         6.7 %
     Noninterest income                                                   86           69           77         24.6          11.7
     Revenue sharing                                                      35           36           35         (2.8)         --
                                                                    --------     --------     --------     --------      --------
     Total revenue                                                       473          445          442          6.3           7.0
     Provision for loan losses (a)                                        52           52           50         --             4.0
     Noninterest expense                                                 189          192          180         (1.6)          5.0
     Expense sharing                                                      21           21           22         --            (4.5)
                                                                    --------     --------     --------     --------      --------
     Income (loss) before income taxes (taxable equivalent)              211          180          190         17.2          11.1
     Allocated income taxes and taxable equivalent adjustments            81           69           74         17.4           9.5
                                                                    --------     --------     --------     --------      --------
     Net income (loss)                                              $    130     $    111     $    116         17.1          12.1
                                                                    ========     ========      ========

     Percent of consolidated net income                                  N/M           51 %         47 %

     Net loan charge-offs (a)                                       $     86     $     50     $     36         72.0 %       138.9 %

AVERAGE BALANCES
     Loans                                                          $ 35,888     $ 35,647     $ 34,369           .7 %         4.4 %
     Total assets                                                     37,577       37,240       36,344           .9           3.4
     Deposits                                                          6,508        6,481        6,351           .4           2.5



KEY CAPITAL PARTNERS
                                                                                                           PERCENT CHANGE 2Q01 VS.
                                                                                                           -----------------------
                                                                      2Q01         1Q01         2Q00         1Q01          2Q00
                                                                    --------     --------     --------     --------      --------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                       $     50     $     50     $     53         --   %        (5.7)%
     Noninterest income                                                  228          228          259         --           (12.0)
     Revenue sharing                                                     (49)         (50)         (55)        (2.0)        (10.9)
                                                                    --------     --------     --------     --------      --------
     Total revenue                                                       229          228          257           .4         (10.9)
     Provision for loan losses (a)                                         3            3            3         --            --
     Noninterest expense                                                 246          249          244         (1.2)           .8
     Expense sharing                                                     (30)         (31)         (38)        (3.2)        (21.1)
                                                                    --------     --------     --------     --------      --------
     Income (loss) before income taxes (taxable equivalent)               10            7           48         42.9         (79.2)
     Allocated income taxes and taxable equivalent adjustments             6            5           20         20.0         (70.0)
                                                                    --------     --------     --------     --------      --------
     Net income (loss)                                              $      4     $      2     $     28        100.0         (85.7)
                                                                    ========     ========     ========

     Percent of consolidated net income                                  N/M            1 %         11 %

     Net loan charge-offs (a)                                       $      7     $      1         --          600.0 %         N/M %

AVERAGE BALANCES
     Loans                                                          $  5,496     $  5,570     $  5,326         (1.3)%         3.2 %
     Total assets                                                     10,009        9,850        9,450          1.6           5.9
     Deposits                                                          3,805        3,917        3,382         (2.9)         12.5


 (a) Key's management accounting system utilizes a methodology for loan loss provisioning by line of business that reflects credit quality expectations within each line of business over a normal business cycle. The "normalized provision for loan losses" assigned to each line as a result of this methodology does not necessarily coincide with net loan charge-offs at any given point in the cycle.

 N/M = Not Meaningful

KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
JULY 17, 2001
PAGE 10

                                                       CONSOLIDATED BALANCE SHEETS
                                                          (dollars in millions)


                                                                                6-30-01             3-31-01            6-30-00
                                                                              -------------      --------------      -------------
ASSETS
     Loans                                                                         $66,693             $67,027            $65,612
     Investment securities                                                           1,171               1,208              1,128
     Securities available for sale                                                   6,706               6,900              6,249
     Short-term investments                                                          1,961               1,892              1,759
                                                                              -------------      --------------      -------------
        Total earning assets                                                        76,531              77,027             74,748
     Allowance for loan losses                                                      (1,231)             (1,001)              (979)
     Cash and due from banks                                                         2,781               2,484              3,178
     Premises and equipment                                                            694                 703                726
     Goodwill                                                                        1,141               1,311              1,357
     Other intangible assets                                                            36                  40                 52
     Corporate-owned life insurance                                                  2,265               2,241              2,159
     Accrued income and other assets                                                 3,621               3,652              3,478
                                                                              -------------      --------------      -------------
        TOTAL ASSETS                                                               $85,838             $86,457            $84,719
                                                                              =============      ==============      =============



LIABILITIES
     Deposits in domestic offices:
        Noninterest-bearing                                                         $8,376              $8,329             $9,057
        Interest-bearing                                                            33,986              36,152             34,733
     Deposits in foreign office-interest-bearing                                     3,381               1,484              5,286
                                                                              -------------      --------------      -------------
        Total deposits                                                              45,743              45,965             49,076
     Federal funds purchased and securities
        sold under repurchase agreements                                             5,919               4,463              3,511
     Bank notes and other short-term borrowings                                      7,128               8,721              5,998
     Accrued expense and other liabilities                                           4,627               4,803              4,287
     Long-term debt                                                                 14,675              14,495             14,097
     Capital securities of subsidiary trusts                                         1,279               1,308              1,243
                                                                              -------------      --------------      -------------
        TOTAL LIABILITIES                                                           79,371              79,755             78,212


SHAREHOLDERS' EQUITY                                                                 6,467               6,702              6,507


                                                                              -------------      --------------      -------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $85,838             $86,457            $84,719
                                                                              =============      ==============      =============

Common shares outstanding (000)                                                    424,958             424,414            431,166



KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
JULY 17, 2001
PAGE 11

                                                                       CONSOLIDATED STATEMENTS OF INCOME
                                                                (dollars in millions, except per share amounts)

                                                                             THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                      -----------------------------------   ----------------------
                                                                       6-30-01      3-30-01      6-30-00     6-30-01      6-30-00
                                                                      ---------    ---------    ---------   ---------    ---------
INTEREST INCOME                                                       $   1,467    $   1,570    $   1,540   $   3,037    $   3,029

INTEREST EXPENSE                                                            754          882          867       1,636        1,685

                                                                      ---------    ---------    ---------   ---------    ---------
NET INTEREST INCOME                                                         713          688          673       1,401        1,344
Provision for loan losses                                                   401          110           68         511          251
                                                                      ---------    ---------    ---------   ---------    ---------
                                                                            312          578          605         890        1,093

NONINTEREST INCOME
     Trust and investment services income                                   132          141          150         273          310
     Investment banking and capital markets income                           72           65           98         137          187
     Service charges on deposit accounts                                     90           84           85         174          171
     Corporate-owned life insurance income                                   27           27           25          54           50
     Letter of credit and loan fees                                          30           29           24          59           47
     Net securities gains                                                     8           26            2          34            3
     Gains from divestitures                                               --           --           --          --            332
     Other income                                                            39           83           91         122          181
                                                                      ---------    ---------    ---------   ---------    ---------
        Total noninterest income                                            398          455          475         853        1,281

NONINTEREST EXPENSE
     Personnel                                                              345          364          361         709          743
     Net occupancy                                                           56           57           56         113          113
     Computer processing                                                     63           62           60         125          119
     Equipment                                                               40           38           42          78           90
     Marketing                                                               29           27           31          56           53
     Amortization of intangibles                                            174           26           25         200           50
     Professional fees                                                       19           18           21          37           40
     Restructuring charges                                                 --             (4)        --            (4)           7
     Other expense                                                          132          110          102         242          210
                                                                      ---------    ---------    ---------   ---------    ---------
        Total noninterest expense                                           858          698          698       1,556        1,425
                                                                      ---------    ---------    ---------   ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
     OF ACCOUNTING CHANGES                                                 (148)         335          382         187          949
     Income taxes                                                           (12)         117          134         105          334
                                                                      ---------    ---------    ---------   ---------    ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES               (136)         218          248          82          615
Cumulative effect of accounting changes, net of tax                         (24)          (1)        --           (25)        --
                                                                      ---------    ---------    ---------   ---------    ---------
NET INCOME (LOSS)                                                     $    (160)   $     217    $     248   $      57    $     615
                                                                      =========    =========    =========   =========    =========

Per common share
----------------
Income (loss) before cumulative effect of accounting changes          $    (.32)   $     .51    $     .57   $     .19    $    1.40
Net income (loss)                                                          (.38)         .51          .57         .14         1.40

Per common share-assuming dilution
----------------------------------
Income (loss) before cumulative effect of accounting changes          $    (.32)   $     .51    $     .57   $     .19    $    1.40
Net income (loss)                                                          (.38)         .51          .57         .13         1.40

Weighted average common shares outstanding (000)                        424,675      424,024      434,112     424,352      437,973
Weighted average common shares and potential
    common shares outstanding (000)                                     424,675      429,917      436,022     429,838      439,889

Taxable-equivalent adjustment                                         $       6    $       7    $       7   $      13    $      14


KEYCORP REPORTS SECOND QUARTER 2001 RESULTS
JULY 17, 2001
PAGE 12

                              CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                                                        (DOLLARS IN MILLIONS)

                                                                SECOND QUARTER 2001                   FIRST QUARTER 2001
                                                     ------------------------------------- ---------------------------------------
                                                         AVERAGE                   YIELD      AVERAGE                     YIELD/
                                                         BALANCE      INTEREST     /RATE      BALANCE       INTEREST       RATE
                                                     ------------------------------------     ------------------------------------
Assets
   Loans:(a,b)
   Commercial, financial and agricultural            $   20,030    $      361          7.24 %  $   20,025   $     406        8.22 %
   Real estate-- commercial mortgage                      6,837           135          7.91         6,897         147        8.63
   Real estate-- construction                             5,504           108          7.81         5,273         117        9.03
   Commercial lease financing                             6,990           120          6.86         7,102         125        7.07
                                                     ----------    ----------    ----------    ----------   ---------   ---------
          Total commercial loans                         39,361           724          7.37        39,297         795        8.19
   Real estate-- residential                              4,065            79          7.81         4,172          81        7.74
   Home equity                                           10,459           228          8.74        10,086         233        9.38
   Consumer - direct                                      2,458            60          9.74         2,480          64       10.43
   Consumer - indirect lease financing                    2,778            57          8.27         2,936          59        8.02
   Consumer - indirect other                              5,593           134          9.61         5,673         136        9.58
                                                     ----------    ----------    ----------    ----------   ---------   ---------
          Total consumer loans                           25,353           558          8.83        25,347         573        9.10
   Loans held for sale                                    2,240            43          7.69         2,389          54        9.09
                                                     ----------    ----------    ----------    ----------   ---------   ---------

          Total loans                                    66,954         1,325          7.93        67,033       1,422        8.57
   Taxable investment securities                            911             8          3.41           892           7        3.24
   Tax-exempt investment securities(a)                      297             6          8.79           317           8        8.83
                                                     ----------    ----------    ----------    ----------   ---------   ---------
          Total investment securities                     1,208            14          4.74         1,209          15        4.70
   Securities available for sale(a,c)                     6,572           115          6.99         7,026         120        6.87
   Short-term investments                                 1,812            19          4.19         1,604          20        5.00
                                                     ----------    ----------    ----------    ----------   ---------   ---------
          Total earning assets                           76,546         1,473          7.71        76,872       1,577        8.28
   Allowance for loan losses                               (988)                                   (1,006)
   Accrued income and other assets                       10,429                                    10,458
                                                     ----------                                ----------
          TOTAL ASSETS                               $   85,987                                $   86,324
                                                     ==========                                ==========

Liabilities
   Money market deposit accounts                     $   12,296            67          2.22    $   12,070          95        3.17
   Savings deposits                                       1,969             5          1.06         1,993           7        1.34
   NOW accounts                                             610             3          1.50           602           2        1.54
   Certificates of deposit ($100,000 or more)(d)          5,571            81          5.85         5,994          92        6.25
   Other time deposits                                   14,479           209          5.77        15,011         224        6.06
   Deposits in foreign office                             2,173            23          4.27         2,869          40        5.64
                                                     ----------    ----------    ----------    ----------   ---------   ---------
          Total interest-bearing deposits                37,098           388          4.20        38,539         460        4.84
   Federal funds purchased and securities
          sold under repurchase agreements                5,177            52          4.06         5,263          70        5.39
   Bank notes and other short-term borrowings(d)          8,016            94          4.67         7,532         105        5.67
   Long-term debt, including capital securities(d,e)     16,068           220          5.49        15,412         247        6.58
                                                     ----------    ----------    ----------    ----------   ---------   ---------
          Total interest-bearing liabilities             66,359           754          4.56        66,746         882        5.38
                                                     ----------    ----------    ----------    ----------   ---------   ---------
   Noninterest-bearing deposits                           8,213                                     8,185
   Accrued expense and other liabilities                  4,779                                     4,766
                                                     ----------                                ----------
   Total liabilities                                     79,351                                    79,697

Shareholders' equity                                      6,636                                     6,627

                                                     ----------                                ----------
             TOTAL LIABILITIES AND SHAREHOLDERS'
                 EQUITY                              $   85,987                                $   86,324
                                                     ==========                                ==========

Interest rate spread (TE)                                                              3.15 %                                2.90 %
                                                                                 ==========                             ==========
Net interest income (TE) and net
     interest margin (TE)                                          $      719          3.77 %               $     695        3.63 %
                                                                   ==========    ==========                 =========   ==========

Capital securities                                   $    1,292    $       23                  $    1,307   $      24
Taxable-equivalent adjustment(a)                                            6                                       7

                                                                   SECOND QUARTER 2000
                                                       -------------------------------------
                                                           AVERAGE                   YIELD
                                                           BALANCE      INTEREST     /RATE
                                                       ------------------------------------
Assets
   Loans:(a,b)
   Commercial, financial and agricultural               $   19,046   $      405         8.56 %
   Real estate-- commercial mortgage                         6,967          156         9.03
   Real estate-- construction                                4,625          110         9.51
   Commercial lease financing                                6,773          124         7.30
                                                        ----------   ----------   ----------
          Total commercial loans                            37,411          795         8.53
   Real estate-- residential                                 4,276           83         7.80
   Home equity                                               8,600          196         9.16
   Consumer - direct                                         2,620           66        10.09
   Consumer - indirect lease financing                       3,107           62         7.97
   Consumer - indirect other                                 6,078          142         9.33
                                                        ----------   ----------   ----------
          Total consumer loans                              24,681          549         8.92
   Loans held for sale                                       2,725           58         8.52
                                                        ----------   ----------   ----------
          Total loans                                       64,817        1,402         8.68
   Taxable investment securities                               671            6         3.63
   Tax-exempt investment securities(a)                         415            9         8.77
                                                        ----------   ----------   ----------
          Total investment securities                        1,086           15         5.60
   Securities available for sale(a,c)                        6,198          107         6.73
   Short-term investments                                    1,757           23         5.29
                                                        ----------   ----------   ----------
          Total earning assets                              73,858        1,547         8.40
   Allowance for loan losses                                  (976)
   Accrued income and other assets                          10,523
                                                        ----------
          TOTAL ASSETS                                  $   83,405
                                                        ==========

Liabilities
   Money market deposit accounts                        $   12,403          105         3.41
   Savings deposits                                          2,275            8         1.44
   NOW accounts                                                628            3         1.61
   Certificates of deposit ($100,000 or more)(d)             5,430           82         6.06
   Other time deposits                                      13,656          190         5.61
   Deposits in foreign office                                3,029           48         6.39
                                                        ----------   ----------   ----------
          Total interest-bearing deposits                   37,421          436         4.69
   Federal funds purchased and securities
          sold under repurchase agreements                   4,096           58         5.64
   Bank notes and other short-term borrowings(d)             6,972          103         5.96
   Long-term debt, including capital securities(d,e)        15,668          270         6.92
                                                        ----------   ----------   ----------
          Total interest-bearing liabilities                64,157          867         5.43
                                                        ----------   ----------   ----------
   Noninterest-bearing deposits                              8,412
   Accrued expense and other liabilities                     4,357
                                                        ----------
   Total liabilities                                        76,926

Shareholders' equity                                         6,479

                                                        ----------
             TOTAL LIABILITIES AND SHAREHOLDERS'
                 EQUITY                                 $   83,405
                                                        ==========

Interest rate spread (TE)                                                               2.97 %
                                                                                  ==========
Net interest income (TE) and net
     interest margin (TE)                                            $      680         3.68 %
                                                                     ==========   ==========

Capital securities                                      $    1,243   $       24
Taxable-equivalent adjustment(a)                                              7





(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)  Yield is calculated on the basis of amortized cost.

(d)  Rate calculation excludes basis adjustments related to fair value hedges.

(e)  Rate calculation excludes ESOP debt.

TE = Taxable Equivalent